As filed with the Securities and Exchange Commission on
                        REGISTRATION NO.

            U.S. SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                           FORM SB-2/A
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       SONIC MEDIA CORP.
         (Name of Small Business Issuer in its Charter)

     Nevada
(State or Other Jurisdiction of
Incorporation or Organization)

(Primary Standard Industrial
 Classification Code Number)
 ---------------

(I.R.S. Employer Identification No.)
68-0507505

          2200 - 1420 Fifth Avenue , Seattle, WA 98101
                         (206) 310-1344
(Address and Telephone Number of Registrant's Principal Place of Business)

                Corporate Creations Network Inc.
8275 South Eastern Avenue, Suite 200-47, Las Vegas. Nevada 89123
                         (800) 672-9110
   (Name, Address and Telephone Number of Agent for Service)

                           Copies to:
                     Kenneth H. Finkelstein
                        Attorney At Law
                    2200 - 1420 Fifth Avenue
                       Seattle, WA 98101
                         (206) 310-1344

Approximate Date of Proposed Sale to the Public:
As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                CALCULATION OF REGISTRATION FEE


Title of each		Proposed Maximum		Proposed Maximum
Class of Securities	Number of Shares		Offering Price
to be Registered		to be Registered		Per Share

Common Stock		2,000,000			$0.10


Amount of			Registration
Aggregate Offering	Fee (1)
Price (1)

$200,000			$18.40


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

   SONIC MEDIA CORP.
No Minimum / 2,000,000 Common Shares
Offering Price: $0.10 per Share


	Sonic Media Corp., offers for sale on a self underwritten, best efforts, no minimum, 2,000,000 common shares maximum at a price of $0.10 per share. There is no minimum number of common shares that we have to sell. Proceeds from the sale of common shares will be not be placed in an escrow account. Rather, proceeds will be held in our account. All funds received from the offering may be used immediately by us and there may not be any refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days in our sole discretion. This offering will end no later than 180 days from the date of this prospectus and may be terminated sooner in our sole discretion.

Investing in our securities involves some risk
(see "RISK FACTORS", PAGE 6). The securities offered herein should not be purchased by any investor who cannot afford to sustain the complete loss of their investment.

Neither the Securities & Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a CRIMINAL OFFENSE.

This is our initial public offering. No public market currently exists for our shares.

The common shares will be offered and sold by one of our officers, Mr. Robert Jarva, without any discounts or other commissions. An indeterminate number of shares may be sold through broker/dealers who are members of the National Association of Securities Dealers and who will be paid a maximum 10% commission on the sales they make. We currently have no agreements, arrangements, or understandings with any broker/dealers to sell our shares.


			Price to		Underwriting Discounts	Proceeds to
			Public		and Commissions  (1)	Company (1) (2)
Per Share		$0.10			$0.01				$0.09
Total Minimum	$0.00			$0.00				$0.00
Total Maximum	$200,000		$20,000			$180,000

 (1) Represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the shares. We plan to have one of our officers offer and sell the shares. They will not receive any discounts or commissions. We do not have any agreements or understandings with any broker/dealers although we may, at our discretion, retain such to assist in the offer and sale of shares.
In such event, we will update this prospectus accordingly.

(2) Proceeds to us are shown before deducting offering expenses payable by us estimated at $10,000, including legal and accounting fees and printing costs.

 The date of this Prospectus is August 22, 2002.


                       TABLE OF CONTENTS


                                                           Page

Summary  ....................................................... 5
Risk Factors  .................................................. 6
Use of Proceeds  .............................................  11
Determination of Offering Price  .............................. 13
Dilution  ..................................................... 13
Selling Shareholders  ......................................... 15
Plan of Distribution .......................................... 15
Legal Proceedings  ............................................ 16
Directors, Executive Officer, Promoters and Control Persons ... 16 Security Ownership of Certain Beneficial Owners and Management .17
Description of Securities  .................................... 18
Interest of Named Experts and Counsel  ........................ 19
Disclosure of Commission Position of Indemnification for
      Securities Act Liabilities  ............................. 19
Organization Within Last Five Years ........................... 19
Description of Business ....................................... 20
Plan of Operations ............................................ 23
Description of Property ....................................... 25
Certain Relationships and Related Transactions ................ 25
Market for Common Equity and Related Stockholder Matters ...... 25
Executive Compensation .......................................  25
Financial Statements  ........................................  25

                       PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety and particularly the information set forth in "RISK FACTORS" on page 6.

	Until 90 days from the effective date, or such shorter period as the Securities & Exchange Commission may specify, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Company

     Our principal executive office is located at 1420 Fifth Avenue, Suite 2200, Seattle, WA, 98101, telephone (206) 310-1344. Our website is located at http://www.sonicmedia.biz. We intend to establish a brand development and strategic consulting business. Our target clientele will include small to medium sized businesses wanting to increase revenue opportunity by building their brand. Our business will provide the following services:

     Identifying, defining, and building the clients' brand within
	the confines of the overall business strategy.
     Communicating understanding of the brand to the clients' management and employees for the purpose of enabling them to convey a consistently positive perception to the consumer.
     Delivery of the brand by favorable methods thus establishing
	and strengthening the consumers' positive association with the brand. Positioning the brand in the marketplace to maximize recognition and
	awareness by the consumer.
     Broadening the brand thus expanding potential revenue streams that will: appeal to new target consumers while retaining current consumer base; include new products and/or new services.
     Protecting the brand against dilution of value.

     We intend to complete construction of our website shortly after this offering is completed. We are a Development Stage Company that, as of the date of this prospectus, has not engaged in any business operations and has not generated any revenues from our intended operations (see page 20, Description of Business).

                          The Offering

Securities Offered:           Maximum 2,000,000 shares of common stock,
					par value $0.0001
Offering price:               $0.10 per share
Offering period:              The shares are being offered for a period not to
					exceed 90 days,unless extended by our board of
					directors for an additional 90 days.
Net proceeds to our company:  Approximately $180,000
Use of proceeds:              Proceeds will be used for: payment of offering
					expenses, leasing office space, building our
					website, purchasing equipment,marketing our services,
					and providing working capital. The proceeds raised in this
					offering will not be used to pay any salaries
                              of our officers nor directors.
Number of shares outstanding
  before the offering:        4,000,000
Number of shares outstanding
  after the offering:         6,000,000
Summary of Selected           We are a Development Stage Company. From the date
Financial Data                of ourinception on May 1, 2002, to June 30, 2002,
					we have not generated any revenues nor earnings
					from operations.  As of June 30, 2002, our financial
					data is as follows:

                    Total Assets:                      $   490
                    Total Liabilities:                 $ 1,428
                    Net Loss:                     	 $ 1,438
                    Shareholder Equity:                $  (938)
                    Net Tangible Book Value:           $  (938)
                    Net Tangible Book Value per Share: $     0

                          RISK FACTORS

     AN INVESTMENT IN THE SHARES OFFERED BY OUR
COMPANY INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD
CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION
TO ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS,
INCLUDING THE FINANCIAL STATEMENTS AND NOTES, BEFORE
MAKING AN INVESTMENT IN SONIC MEDIA CORP.

1.	WE HAVE NO OPERATING HISTORY.  WE EXPECT TO INCUR LOSSES
FOR THE FORESEEABLE FUTURE. WE WILL GO OUT OF BUSINESS IF WE FAIL
TO GENERATE SUFFICIENT REVENUE.

	We do not have any operating history. We were founded on May 1, 2002, and from the date of inception to June 30, 2002, we had a net loss of $1,928. We expect to incur additional losses for the foreseeable future and will go out of business if we fail to generate sufficient revenue. Additional losses will result from costs and expenses related to:

 	Implementing our business model;
 	Payment of our office lease;
 	Purchasing necessary equipment;
 	Developing, marketing, and promoting our services;
 	Developing and maintaining our website;
 	Securing and maintaining clientele; and
 	Developing strategic relationships.

	In addition to the above, you should consider our prospects in light of the risks and difficulties often encountered by early stage companies, such as an unpredictable business environment, the difficulty of managing growth, and the effectiveness of our business model. If we do not effectively manage these risks, we will go out of business.

2.	IF WE DO NOT RAISE ANY FUNDS OR RAISE ONLY NOMINAL FUNDS THEN WE WILL
NOT HAVE SUFFICIENT FUNDS TO BEGIN OPERATIONS. IF THIS WERE TO HAPPEN, YOU MAY SUFFER A LOSS EQUAL TO THE AMOUNT OF YOUR INVESTMENT.

	It is possible that we will not raise any funds or that we will raise only nominal funds since there is no minimum number of shares that must be sold in this offering. If this were to happen, we would not have sufficient funds to begin operations and would need to seek additional funding in order to commence operations. In this situation, you may suffer a loss equal to the amount of your investment.

	Based on our current operating plan, if the maximum number of shares are sold then we should have sufficient funds to satisfy our anticipated need for working capital and capital expenditures for the next ten to twelve months. Following this period of time, we may need additional capital. Note, however, that we may need to raise additional funds before expiration of the ten to twelve month period for the purpose of:

 	Funding expansion;
 	Attracting qualified personnel;
 	Developing enhanced services; and/or
 	Responding to competitive pressures.

3.	IF WE NEED TO SEEK ADDITIONAL FUNDING, WHICH IS LIKELY GIVEN OUR
LIMITED CAPITALIZATION EVEN AFTER THIS OFFERING, INVESTORS IN THIS OFFERING MAY SUFFER SUBSTANTIAL DILUTION OR A LOSS OF SENIORITY IN PREFERENCES AND PRIVILEGES.

	If we need to raise additional capital for the purpose of implementing or continuing operations, then we would likely have to issue additional equity or convertible debt securities. The result of this would be that investors in this offering may suffer substantial dilution of their ownership percentage. In addition, any new securities could have rights, preferences, and privileges senior to those of our common stock. Common stock will be issued to investors in this offering.

	Currently, we do not have any commitments for additional financing. If additional financing were required, we cannot be certain that it would be available when and to the extent needed. As well, even if financing were available, we cannot be certain that it would available on acceptable terms. If sufficient funds are not available on acceptable terms, then we may not be able to fund our operations, attract qualified personnel, develop and maintain our services, nor respond to competitive pressures.

4.	THE MARKETING/BRANDING INDUSTRY IS HIGHLY COMPETITIVE AND WE MAY NOT
HAVE ADEQUATE RESOURCES TO MARKET OUR SERVICES IN ORDER TO COMPETE SUCCESSFULLY. INADEQUATE MARKETING COULD NEGATIVELY EFFECT OUR ABILITY
TO GENERATE REVENUE.

	Competition in the marketing/branding industry is highly competitive. Many of our competitors have certain advantages over us owing to factors including: greater financial resources, more advanced technical resources, stronger name recognition, superior marketing resources, and longer operating histories. We may not be able to compete successfully against these competitors in selling our services. Competitive pressures may also force down prices for our services and such price reductions would likely reduce our revenues. We cannot guarantee that we will succeed in marketing our services or generating revenues. In the event that we commence operations, we will compete directly with other companies that have developed similar business operations and who market and provide their services to our target customers. In addition, we may compete with in-house marketing departments of certain of our customers and potential customers. This competition could negatively effect our ability to secure and maintain customers.

5.	OUR OFFICERS AND DIRECTORS CURRENTLY OWN 100% OF OUR
OUTSTANDING SHARES OF COMMON STOCK. FOLLOWING COMPLETION OF THIS OFFERING, CONTROL OF THE COMPANY WILL REMAIN WITH MESSRS. FINKELSTEIN AND JARVA. SUCH CONCENTRATED CONTROL OF THE COMPANY MAY ADVERSELY EFFECT THE PRICE OF OUR COMMON STOCK. AS WELL, OUR OFFICERS AND DIRECTORS WILL BE ABLE TO ELECT ALL OF OUR DIRECTORS, CONTROL OUR OPERATIONS, AND INHIBIT YOUR ABILITY TO CAUSE A CHANGE IN THE COURSE OF THE COMPANY'S OPERATIONS.

	Our officers and directors, taken as a group, beneficially own 100 % of our outstanding common stock. Such concentrated control of the company may adversely effect the price of our common stock. Even if we sell all 2,000,000 shares of common stock in this offering, Messrs. Finkelstein and Jarva will continue to own at least 4,000,000 shares and will control the company. Consequently, following completion of this offering, regardless of the number of shares that we sell, Messrs. Finkelstein and Jarva will be able to elect all of our directors, control our operations, and inhibit your ability to cause a change in the course of the company's operations. Our officers and directors may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

	Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares owned by the number of directors to be elected. The resulting number equals the total votes that a shareholder may cast for all of the directors. Those votes may be allocated in any manner to the directors being elected. In certain circumstances, cumulative voting may allow a minority group of shareholders to elect at least one director to the board.

6.	SALES OF COMMON STOCK BY MESSRS. FINKELSTEIN AND JARVA MAY CAUSE
THE MARKET PRICE FOR THE COMMON STOCK TO DECREASE.

	A total of 4,000,000 shares of common stock were issued to Messrs. Finkelstein and Jarva in consideration for cash payment. They are likely to sell a portion of their common stock if the market price increases above $0.10. If they do sell their common stock into the market, these sales may cause the market price of the common stock to decrease. However, all of the shares of common stock issued to Messrs. Finkelstein and Jarva are 'restricted' securities as defined by Rule 144 of hte Securities Act. This means that the common stock is eligible for sale subject to volume limitations, timing and manner of sale restrictions, and filing of notice requirements.

7.	YOU WILL BE PROVIDING SUBSTANTIALLY ALL OF THE CASH FOR OUR OPERATIONS.
IF WE CEASE OPERATIONS FOR ANY REASON, YOU MAY LOSE YOUR INVESTMENT WHILE MESSRS. FINKELSTEIN AND JARVA MAY LOSE APPROXIMATELY $1,928.

	Messrs. Finkelstein and Jarva, our only shareholders, will receive a substantial benefit from your investment. Messrs. Finkelstein and Jarva, together, have invested a total of $500 in our company. As well, since inception, Mr. Finkelstein has incurred liabilities of $1,428 on behalf of the company. This sum of $1,428 is a non-interest bearing demand loan by Mr. Finkelstein to the company. As of the date hereof, there has not been any repayment of this loan. There are not any documents setting forth the terms of the loan and the loan is not due on any specific date. You will be providing substantially all of the cash for our operations. As a result, if we cease operations for any reason, you may lose your investment while Messrs. Finkelstein and Jarva may lose approximately $1,928.

8.	THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE VOLATILE.
AS WELL, OUR STOCK IS HELD BY A SMALL NUMBER OF INVESTORS THUS REDUCING
THE LIQUIDITY OF OUR STOCK AND THE LIKELIHOOD THAT ANY ACTIVE TRADING
MARKET WILL DEVELOP.

	The market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. Currently, our stock is not listed on any established trading system. The fact that most of our stock is held by a small number of investors further reduces the liquidity of our stock and the likelihood that any active trading market will develop. The market for our common stock is likely to be volatile and many factors may affect the market. These include, for example:

 	Our success, or lack of success, in marketing our services and developing our customer base;
 	Competition;
 	Government regulations; and
 	Fluctuations in operating results.

	The stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our common stock in any market that develops.

9.	LEGAL SERVICE AGAINST ONE OF THE COMPANY'S OFFICERS MAY BE DIFFICULT.
IF LEGAL SERVICE CANNOT BE EFFECTED, THEN THAT OFFICER CANNOT BE MADE PARTY TO A LAWSUIT.

	We are incorporated in the State of Nevada and maintain a registered office in Las Vegas, Nevada. This registered office is authorized to accept service of all legal process upon the Company. Currently, Mr. Finkelstein, our director, president, and treasurer, and Mr. Jarva, our director and secretary, are both residents of Canada. Though it is possible, it may be difficult for a resident of a country other than Canada to serve Mr. Jarva with legal process or other documentation. If legal service cannot be effected as against Mr. Jarva, then he cannot be made a party to a lawsuit. In his capacity as an Attorney registered in the State of Washington, Mr. Finkelstein is required to maintain an address for legal service in the State of Washington. This address is set forth on page 19 of this prospectus. Thus, despite Mr. Finkelstein's residency in Canada, service upon him in the United States is not an issue.

10.	OUR AUDITORS HAVE DETERMINED THAT WE DO NOT HAVE SUFFICIENT WORKING
CAPITAL NECESSARY TO BE SUCCESSFUL AND TO SERVICE OUR DEBT.

	Following review of our financial statements, our auditors have determined that we do not have sufficient working capital necessary to be successful and to service our debt. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern. According to our auditors, continuation of our company as a going concern is dependent upon obtaining additional working capital.

11. 	WE HAVE NO EMPLOYEES AND ARE LARGELY DEPENDENT UPON OUR OFFICERS TO
DEVELOP OUR BUSINESS. IF WE LOSE EITHER OF OUR OFFICERS OR IF OUR OFFICERS DO NOT ADEQUATELY DEVELOP OUR BUSINESS, THEN WE WILL GO OUT OF BUSINESS.

	At the outset, our success will depend entirely on the ability of Messrs. Finkelstein and Jarva. We do not carry a "key person" life insurance policy on either Messrs. Finkelstein or Jarva. The loss of either Messrs. Finkelstein or Jarva could devastate our business. Although both Messrs. Finkelstein and Jarva do have some marketing experience, they are not experts in the field and neither of them has significant experience in the specific area of brand building and consulting. Neither Messrs. Finkelstein and Jarva has significant experience in the area of website development or information technology thus we will rely upon the expertise of outside consultants to assist us with these matters. We currently have no employees. We rely almost exclusively upon our officers to meet our needs. Both Mr. Finkelstein, our president and treasurer, and Mr. Jarva, our secretary, are engaged in work outside of the company. This work limits the amount of time that they may devote to company matters.
Mr. Finkelstein and Mr. Jarva will share responsibility for all business matters of the company.

                   FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions, "Risk Factors,"
"Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business" and elsewhere in this prospectus.

     These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.

USE OF PROCEEDS

     This offering is being made on a best efforts - no minimum basis. Since this is a no minimum offering, there is no assurance that we will raise any proceeds. The following table sets forth management's current estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

                         If Maximum
                         of 2,000,000	If 1,500,000	If 1,000,000	If 500,000
				Shares sold(1)	Shares sold(2)	Shares sold(3)	Shares sold(4)

Total Proceeds:          $200,000  			$150,000  		$100,000  		$50,000

 Less:
     Commission(5)         20,000         	15,000         	10,000         	5,000
     Offering Expenses(6)  10,000         	10,000         	10,000       	10,000
     Filing Fees
     Debt Payments(7)       1,428          	1,428          	1,428         	1,428

Net Proceeds from        $168,572    		123,572         	78,572        	33,572
 Offering Available:

Use of Net Proceeds:(8)
     Equipment               30,000          28,000       20,000    9,000
     Marketing               30,000          28,000       18,000    7,000
     Working Capital(9)     108,572      	   67,572       40,572   17,572

Total Use of Net Proceeds: $168,572      	  123,572       78,572   33,572


(1) Assuming that the maximum of 2,000,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 10 to 12 months. This is our best estimate. We cannot guarantee that our cash requirements will be satisfied during this time period. Rather, this approximation is based on our intended use of the net proceeds as set forth in the table hereabove. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business.
Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(2) Assuming that 1,500,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 8 to 10 months. This is our best estimate. We cannot guarantee that our cash requirements will be satisfied during this time period. Rather, this approximation is based on our intended use of the net proceeds as set forth in the table hereabove.
Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(3) Assuming that 1,000,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 6 to 8 months. This is our best estimate. We cannot guarantee that our cash requirements will be satisfied during this time period. Rather, this approximation is based on our intended use of the net proceeds as set forth in the table hereabove. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(4) Assuming that 500,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 4 to 6 months. This is our best estimate. We cannot guarantee that our cash requirements will be satisfied during this time period. Rather, this approximation is based on our intended use of the net proceeds as set forth in the table hereabove. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business.
Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(5) We plan to have Mr. Jarva, our Secretary, sell shares in our company.
Mr. Jarva will not receive any commissions or discounts. We do not have any agreements, arrangements or understandings with any broker/dealers to offer or sell our shares, although we may, at our discretion, retain such to assist in the offer and sale of our shares. This represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the shares.

(6) The offering expenses do not include legal fees payable. Our President, Treasurer, and Director, Kenneth H. Finkelstein, will render legal services to the company at no charge with regard to work that is related to this offering (See page 19, Interest of Named Experts and Counsel).

(7) Our balance sheet shows accounts payable of $1428. This sum refers to debts owing to Mr. Finkelstein for expenses which he paid on behalf of the company including company registration and incorporation, Nevada State filing fees, purchase of the company's domain name and travel expenses. There are not any documents setting forth the terms of the loan and the loan is not due on any specific date. The company will make use of the offering proceeds to pay this debt owing to Mr. Finkelstein.

(8) With reference to footnote 6, hereabove, prior to making use of any of the offering proceeds, the company will first pay $1,428 owing to Mr. Finkelstein in respect of debt payments.

(9) None of the working capital nor any other proceeds raised from this offering will be used to pay a salary to Mr. Finkelstein or Mr. Jarva. It is our intention that these funds will be used to pay for a secretary/receptionist, bookkeeper, office space, and office expenses other than the purchase of office equipment.

                DETERMINATION OF OFFERING PRICE

     As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares.

                            DILUTION

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares that you purchase is also a result of the lower book value of the shares held by our existing shareholders.

     As of the date of this offering, we had 4,000,000 common shares issued and outstanding and a net tangible book value of $(938) or $0.00 per share.

     The proceeds from the sale of shares will vary depending on the total number of shares sold.

     Upon completion of this offering, if all 2,000,000 shares
(or 100%) offered hereunder are sold, there would be a total of 6,000,000 common shares issued and outstanding. If the maximum 2,000,000 shares are sold, then the net proceeds after deducting offering expenses of $30,000 will be $170,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $169,062. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.04. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.06 or approximately 60% and our existing shareholders would receive an increase in book value of approximately $0.04 per share without any additional investment on their part.

     Upon completion of this offering, if 1,500,000 shares (or 75%) offered hereunder are sold, there would be a total of 5,500,000 common shares issued and outstanding. If 1,500,000 shares are sold, then the net proceeds after deducting offering expenses of $25,000 will be $125,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $124,062.
Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.03. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.07 or approximately 70% and our existing shareholders would receive an increase in book value of approximately $0.03 per share without any additional investment on their part.

     Upon completion of this offering, if 1,000,000 shares (or 50%) offered hereunder are sold, there would be a total of 5,000,000 common shares issued and outstanding. If 1,000,000 shares are sold, then the net proceeds after deducting offering expenses of $20,000 will be $80,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $79,062. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.02. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.08 or approximately 80% and our existing shareholders would receive an increase in book value of approximately $0.02 per share without any additional investment on their part.

     Upon completion of this offering, if 500,000 shares (or 25%) offered hereunder are sold, there would be a total of 4,500,000 common shares issued and outstanding. If 500,000 shares are sold, then the net proceeds after deducting offering expenses of $15,000 will be $35,000.
The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $34,062. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.01. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.09 or approximately 90% and our existing shareholders would receive an increase in book value of approximately $0.01 per share without any additional investment on their part.

      The following information compares the differences of your investment in our shares with the investment of our existing shareholders:

Existing Shareholders

Price per share     ........................................    $  0.0001
Net tangible book value per share before offering ...........   $    (930)
Net tangible book value per share after offering ............... $169,062
Increase to current shareholders in net tangible book
 value per share after offering ...........................    $      0.04
Capital Contributions ........................................ $       500
Number of shares outstanding before the offering ............    4,000,000
Number of shares outstanding after the offering
 held by existing shareholders ................................. 4,000,000
Percentage of ownership after the offering ...................       66.67%

Purchasers of Shares in this Offering if all Shares sold

Price per share     .......................................    $      0.10
Dilution per share ........................................    $      0.06
Capital contributions .......................................     $200,000
Number of shares after offering held
 by public investors ........................................    2,000,000
Percentage of ownership after the offering ...................       33.33%

Purchasers of Shares in this Offering if 75% of Shares sold

Price per share     .......................................    $     0.10
Dilution per share ........................................    $     0.07
Capital contributions ......................................     $150,000
Number of shares after offering held
 by public investors .......................................    1,500,000
Percentage of ownership after the offering ..................       27.27%

Purchasers of Shares in this Offering 50% of Shares sold

Price per share     ......................................    $      0.10
Dilution per share .......................................    $      0.08
Capital contributions ......................................     $100,000
Number of shares after offering held
 by public investors .......................................    1,000,000
Percentage of ownership after the offering ..................       20.00%

Purchasers of Shares in this Offering if 25% of Shares sold

Price per share     ......................................    $     0.10
Dilution per share .......................................    $     0.09
Capital contributions .....................................     $ 50,000
Number of shares after offering held
 by public investors .......................................     500,000
Percentage of ownership after the offering .................       11.11%

                    SELLING SECURITY HOLDERS

     None of our existing shareholders is selling securities pursuant to this registration statement.

                      PLAN OF DISTRIBUTION

     Currently, we plan to sell the shares in this offering through Mr. Robert Jarva, our secretary and director. Mr. Jarva will not receive any commission from the sale of any shares. Mr. Jarva will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the "Act") in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions are as follows:

     The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation;

     The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     The person is not, at the time of their participation, an associated person of a broker-dealer; and

     The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of
	the Act in that he (a)primarily performs, or is intended to primarily
	perform at the end of the offering, substantial duties for or on behalf
	of the Issuer other than in connection with transactions in securities; and
	(b) is not a broker-dealer, or an associated person of a broker-dealer,
	within the preceding twelve (12) months; and (c) does not participate in
	selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on paragraphs (a)(4)(i) or
	(a) (4) (iii) of the Act.

     Mr. Jarva is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Jarva is and will continue to be one of our officers and directors at the end of the offering and, during the last twelve months, he has not been and is not currently a broker-dealer nor associated with a broker-dealer. Mr. Jarva has not, during the last twelve months, and will not, during the next twelve months, offer or sell securities for another corporation other than in reliance on paragraphs (a)(4)(i) or (a)(4) (iii) of the Act.

     In the past, we have received unsolicited indications of interest in Sonic Media Corp. from individuals familiar with us. Mr. Jarva will arrange for delivery of a prospectus to these individuals and to others who he believes may be interested in purchasing all or a part of this offering.

                       LEGAL PROCEEDINGS

     To our knowledge, neither us, nor any of our officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
                        CONTROL PERSONS

     The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.

     Name				Age	Term Served as	Position with the Company
                              	Director/Officer

     Kenneth H. Finkelstein   36	May, 2002         President / Treasurer
    										Director

     Robert Jarva             39	May, 2002		Secretary / Director


     The above individuals will serve as officers and directors.
A brief description of their background and business experience follows:

     Kenneth H. Finkelstein. From 1995 to the current date,
Mr. Finkelstein has operated an independent law practice concentrating on business and corporate law. Since July, 2001, Mr. Finkelstein has been a director and the president of Cortex Systems Inc., a company that provides memory assessment services and whose principal office is located in Victoria, British Columbia, Canada. In November, 2001, Mr. Finkelstein commenced a sole proprietorship business consulting service in Victoria, British Columbia, Canada, that operates under the name Montrose Management Group. Mr. Finkelstein currently devotes approximately 20 hours per week to Sonic Media Corp. and will devote additional time as required.

    Robert Jarva. From January, 1993, to October, 1996, Mr. Jarva was employed by D & K Enterprises Ltd., a holding company that owned one restaurant located in Vancouver, British Columbia, Canada. Mr. Jarva's responsibilities included public relations and marketing for the purpose of promoting the business of the restaurant and responsibility for the restaurant's accounting and administration of revenue. From October, 1996, to August, 2000, Mr. Jarva worked as a financial analyst with Primerica Financial Services, a member of Citigroup, located in Vancouver, British Columbia, Canada. In this position, Mr. Jarva provided financial consulting services and undertook marketing of financial plans related to education, pensions, retirement, and life insurance for individual clients. From June, 1999, to May, 2000, Mr. Jarva was the Secretary and Treasurer of Paxton Mining Corporation, a mining company that was located in Vancouver, British Columbia, Canada, during Mr. Jarva's tenure with the company. Since June, 2000, Mr. Jarva has worked as the marketing director for Savoury Inn Inc., a holding company that owns one restaurant located in Deep Cove, British Columbia, Canada. Mr. Jarva's responsibilities include public relations and marketing for the purpose of promoting the business of the restaurant. Mr. Jarva currently devotes approximately 20 hours per week to Sonic Media Corp. and will devote additional time as required.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT

The term "beneficial owner" refers to both the power of investment, i.e., the right to buy and sell, and rights of ownership, i.e., the right to receive distributions from the company and proceeds from sales of the shares. As these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed to be the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.

                    	Amount of
                    	Beneficial          % of Shares         % of Shares
Name and Address    	Ownership (1)       Before Offering     After Offering (2)

Kenneth H. Finkelstein   2,000,000      		50%            	33.335%
2200-1420 Fifth Avenue
Seattle, WA
98101

Robert Jarva             2,000,000     		 50%            	33.335%
2613 Harrier Drive
Coquitlam, BC.
V3E 2A7    Canada

All officers and 		 4,000,000      		100%          	66.67%
directors as a group
(2 persons)

          TOTAL:    	4,000,000      		100%           	66.67%

     (1)  Security ownership of both of the beneficial owners
		was determined on May 1, 2002.
     (2)  Assumes that 2,000,000 shares are sold in this offering.


                 DESCRIPTION OF THE SECURITIES

     Description of Common Stock. We are currently authorized to issue 100,000,000 shares of $0.0001 par value common stock. All shares when issued, will be fully paid and non-assessable. All shares are equal to each other with respect to liquidation and dividend rights.
Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting.

     Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of shares of common stock are entitled to participate pro-rata in a distribution of assets available for such distribution to shareholders. There are no conversion, pre-emptive, or other subscription rights or privileges with respect to any shares.

     Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights: this means that the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors.

     Following completion of this offering, we will not be required to provide you with an annual report and we will not voluntarily send an annual report to you. We will be required to file reports with the Securities and Exchange Commission under section 15(d) of the Securities Act. The reports will be filed electronically.
The reports that we will be required to file are known as Forms
10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at their Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov. that contains reports, proxy and information statements, and will contain copies of the reports that we file electronically.

     Transfer Agent. Signature Stock Transfer, Inc., 14675 Midway Road, Suite 221, Addison, Texas, 75001, Telephone (972) 788-4193, will act as the transfer agent and registrar for our outstanding securities upon completion of this offering.

             INTEREST OF NAMED EXPERTS AND COUNSEL

     None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Sonic Media Corp.
except that Kenneth H. Finkelstein is the President, Treasurer, and a Director of Sonic Media Corp., and is the beneficial owner of 2,000,000 shares of common stock of Sonic Media Corp. Mr. Finkelstein has undertaken legal work on behalf of our company and will continue to do so for the foreseeable future and at least until such time that we obtain a listing on the Over-the-Counter
Bulletin Board. Mr. Finkelstein has agreed to render services to the company at no charge with regard to the period of time commencing from the date that he first started working on behalf of the company until the date that a listing is obtained on the Over-the-Counter Bulletin Board. Thereafter, assuming Mr. Finkelstein continues to render legal work for the company, fees in connection with such work may be billed to the company.

     Legal Matters. Certain legal matters will be passed upon for us by Kenneth H. Finkelstein, Attorney At Law, 2200-1420 Fifth Avenue, Seattle, Washington, 98101. To date, Mr. Finkelstein has arranged for organization of the company; drafted the registration statement;
and issued an opinion regarding validity of the issuance of company shares. Mr. Finkelstein will remain involved with the company as its Attorney for the foreseeable future.

     Accounting Matters. The financial statements included in this prospectus and elsewhere in the registration statement have been audited by Andersen, Andersen & Strong, L.C. located in Salt Lake City,
Utah, as set forth in their report, and are included herein in reliance upon the authority of the stated firm as experts in accounting and auditing in rendering such reports.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                 FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers, and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            ORGANIZATION WITHIN THE LAST FIVE YEARS

     We are a start-up company and have no operating history. We anticipate making all arrangements necessary to commence operations as soon as practicable once the funds from this offering are made available.

                    DESCRIPTION OF BUSINESS

COMPANY HISTORY

     Sonic Media Corp. was formed as a Nevada State corporation on May 1, 2002. Our principal executive office is located at 2200 - 1420 Fifth Avenue , Seattle, WA, 98101. Our telephone number is (206) 310-1344. Our website is located at http://www.sonicmedia.biz. Except for our home page, our website is not currently active. Information set forth on our website does not constitute part of this prospectus.

Our Strategy

     We intend to establish a brand development and strategic consulting business. Our target clientele will include small to medium sized businesses wanting to increase revenue opportunity by building their brand. Our business will provide the following services:

     Identifying, defining, and building the clients' brand within the
	confines of the overall business strategy.
     Communicating understanding of the brand to the clients' management and employees for the purpose of enabling them to convey a consistently positive perception to the consumer.
     Delivery of the brand by favorable methods thus establishing
	and strengthening the consumers' positive association with the brand. Positioning the brand in the marketplace to maximize recognition
	and awareness by the consumer.
     Broadening the brand thus expanding potential revenue streams that will: appeal to new target consumers while retaining current consumer base; include new products and/or new services.
     Protecting the brand against dilution of value.

Brand Building

     A 'brand' may be a company's most valuable intangible asset.
Like any asset,a 'brand' requires investment, nurturing, and time to establish its market value. Establishing the value of a 'brand' in the marketplace requires more than just a newspaper or television advertisement, marketing campaign, company name, or logo. For the most part, these matters alone will not build sustainable ties between consumers and the brand. Rather, additional actions must be undertaken in order for a company to positively connect its brand with consumers. Such brand connections, whether positive or negative, are formed primarily through consumers' personal experience, associations, and perceptions of a company's products or services. Positively connecting the brand to the consumer typically results in a greater market share for the product and/or service and corresponding increased revenue.

     Company management bears responsibility for positively connecting the brand to the consumer. This is accomplished by shaping and influencing consumer perception and association of the brand through strategic development, delivery, positioning, and protection of the brand within the marketplace. Generally,behavior shaping is a gradual process that is done by advantageously utilizing every consumer-to-company contact point. These contact points include all encounters that consumers have with a company's products and/or services, such as: greeting of receptionist; helpfulness of sales clerk;
efficient delivery of a product or service; consistency, reliability, and integrity of a product or service; warranty; rebate policy; company involvement with charities, etc.

Provision of Services

	We intend to become involved with our clients from the starting point of brand establishment or revitalization and to remain with our clients through brand positioning, delivery, maintenance, broadening, and protection. More specifically, we will work with our clients to define their own objectives, short term and long term, both for their business and for their brand and to implement these objectives. Prior to defining and implementing these objectives, it will be essential that we understand our client's business, customers, and competition. To gain this understanding, we will undertake necessary research of our client, the industry in which the client operates, and the local, national and global business and financial marketplace in general. From the date that we are retained, we will remain available to our clients for ongoing verbal and email consultations. We will prepare a written report for our client setting forth our research, findings, and recommendations. At the outset, our officers will be responsible for communicating with clients, analyzing their business, undertaking research and preparation of the final report, with an administrative assistant helping where possible. Once we hire other marketing/branding executives, certain of these responsibilities will be shifted to these individuals depending on specific areas of expertises and skills. The business background of Robert Jarva, our secretary, includes that of a financial analyst/consultant, public relations consultant and marketing (see page 17 herein). The business background of Kenneth H. Finkelstein, our president/treasurer, includes working as a business attorney and a business consultant (see page 17 herein).

Target Market

     The primary target market for our services will be small to medium sized businesses. We believe that there exists strong demand for brand building among many small and medium sized businesses,operating in many different industries. We further believe that we will capture a significant part of this market. Our understanding of the marketplace leads us to believe that such businesses have difficulty distinguishing and selling their product and/or service to increasingly demanding consumers in an overcrowded market.
We believe that many businesses do not understand the benefits of using the services of a brand consulting company; do not have an in-house marketing department or do not have a marketing department that focuses on branding issues; do not know the potential revenue opportunities that may be realized by brand building; and/or, even if they want to build their brand, do not have the skills to build their brand by themselves and do not know whose services to employ. Although we would consider accepting large corporations as clients, we will not specifically target them. We believe that large corporations prefer to work with well established brand consulting companies or, alternatively, rely upon their in-house marketing department to provide brand development and strategy. We do not need to pursue nor satisfy any special licensing or regulatory requirements before establishing or delivering our intended services other than requisite business licenses.

Establishing Our Identity

     In accordance with our advertising and marketing plan, we intend to educate potential clientele about the value and benefits of brand building and its potentially positive impact on revenue growth. Through implementation of our advertising and marketing plan, we expect to secure clientele for our services. We anticipate providing high level client satisfaction, one result of which will be increased awareness of our company through word of mouth spread by our clients and public recognition of our work.

Online Services

     We will not provide any services directly through our website, http://www.sonicmedia.biz. Rather, our website will be used to build our identity, advertise our services, and provide information concerning the value and benefits of brand building. For the purpose of efficiency, communication with our clients, including written correspondence and document delivery, will be done via email.

Advertising

     The primary focus of our website will be the provision of our services and general information regarding the value and benefits of brand building. Though we do not intend to pursue advertising sales on our website, we would consider proposals for advertising as long as the advertisement remained consistent with our identity as a brand development and consultancy business.

Marketing

     Our services will be marketed as follows: arranging for preferential listings on popular Internet search engines; reciprocal website links; listings in Internet directories; contact information clearly set forth on our website home page; writing articles related to branding and arranging for these articles to be published in newspapers, magazines, other publications and on our website
(neither of our officers have as yet published articles related to 'branding'); if we are not able to arrange for publication of our articles in a preferred medium then we may retain the services of a public relations company to assist with publication of our articles; advertising on websites related to business and finance; advertising with industry relevant publications such as those targeted to accountants, attorneys, bankers, and investment advisers, believing that such professionals are in contact with individuals and corporate entities who may desire our services; attending conferences, events, and trade shows related to business generally, and marketing and advertising in particular; and arranging for speaking engagements at such events (neither of our officers have as yet been a speaker at such an event). Given that our principal offices are located in Seattle, Washington, and that Seattle is the hub city to one of the largest metropolitan populations in the United States, our initial marketing efforts will be focussed within Seattle and the surrounding communities. Though we will initially establish our presence in the metropolitan Seattle area, through the above-noted marketing practices, we also intend to establish ourselves nationally. In this regard, we anticipate securing clientele based in locations other than the metropolitan Seattle area.

Technology and Systems

     We have not yet retained the services of a website development and maintenance organization but expect to do so shortly. Such an organization will be responsible for developing and maintaining our website and implementing appropriate software and technologies. Where possible, we will purchase or lease commercially available licensed technologies since this would be more cost effective than developing our own technologies. It is intended that our systems will have capacity expansion capabilities to support future growth.

Commencing Operations

     As of the date of filing this registration statement, we have not entered into any agreements with any third parties who may be involved in the operation of our business. We are not likely to pursue any business relationships with third parties until after the expiration of this offering. To be clear, such business relationships would not include a business combination. We do not intend to seek a business combination within the next 12 months.

Competition

     Competition in the marketing/branding industry is highly competitive. Many of our competitors have certain competitive advantages over us owing to factors including: greater financial resources, more advanced technical resources,stronger name recognition, superior marketing resources, and longer operating histories. We may not be able to compete successfully against these competitors in selling our services. As well, competitive pressures may force down prices for our services. Such price reductions would likely reduce our revenues. We cannot guarantee that we will succeed in marketing our services or generating revenues. In the event that we commence operations, we will compete directly with other companies that have developed similar business operations and who market and provide their services to our target clientele. In addition, we may compete with in-house marketing departments of certain of our clientele and potential clientele. This competition could negatively effect our ability to secure and maintain clientele. In order to compete successfully, we intend to provide superior customer service and to develop and maintain leading brand recognition for our company.

Employees

     Mr. Finkelstein and Mr. Jarva both are currently working approximately 20 hours per week on behalf of the company. As required, Mr. Finkelstein and Mr. Jarva will devote additional time. Currently, we do not have any employees and Messrs. Finkelstein and Jarva do not have employment agreements with us. Additional personnel will be hired as demand grows for our services. Remuneration packages for branding/marketing executives will be based on an as yet to be determined formula that will include a relatively small fixed salary and a percentage of revenue brought to the company by each executive. Personnel who are not branding/marketing executives will receive a fixed salary. We anticipate needing to hire up to five individuals within the next twelve months, including three branding/marketing executives, one secretary/receptionist, and one accountant/bookkeeper.

PLAN OF OPERATIONS

     Our plan of operations for the next twelve months is to raise funds through this offering. A principal use of the offering proceeds will be to provide working capital required upon commencement of operations until such time as sufficient revenues are generated to cover operating expenses. These funds will also be applied towards payment of start up expenses. As we have not yet commenced active business operations, we have not achieved any of our business objectives.
These objectives include: (a) arranging for our website to be operational within three months of completion of this offering. We expect the cost to be approximately $3,500 with approximate monthly maintenance costs of $300. The cost would be financed from the net proceeds raised in our offering. The costs would be paid to the website production company that undertakes the work on our behalf;
(b) publishing articles in business magazines, newspapers, and on various business related websites within three months of completion of this offering. If we are not able to achieve this objective through our own efforts, we may retain the services of a public relations company to assist and have anticipated a cost of between $1500-$3000 to be paid to the public relations company which would be financed from the net proceeds raised in our offering; (c) speaking at industry related seminars and/or presenting our own seminar(s) within four to six months of completion of this offering. We expect to incur nominal costs (which may include travel expense) for speaking at a seminar held by a third party and would incur nominal cost for presenting our own seminar which we would hold at our offices.

Costs incurred would be financed from the net proceeds raised in our offering; (d) achieving gross revenues of $250,000 within twelve months of completion of this offering; and (e) securing the business of between fifteen and twenty-five clients within twelve months of completion of this offering.

	For the purpose of commencing active business operations as soon as practically possible, we have undertaken several planning stage and preliminary activities. These activities include implementing necessary electronic infrastructure to support our website and completing construction of our website; hiring and training employees, specifically, we anticipate hiring one secretary/receptionist within the next 12 months at a monthly cost of between $1250 to $1700, one accountant/bookkeeper at a monthly cost of between $1250 to $1700 and three branding/marketing executives whose remuneration package will be based on an as yet to be determined formula that will include a relatively small fixed salary (at a minimum, this salary will cover business related expenses) and a percentage of revenue brought to the company by each executive; leasing additional office space soon after we hire additional employees at an approximate monthly lease cost of $750 to $900; and formulating and implementing an aggressive marketing campaign that will increase awareness of our company and its services.

	Since we are in the initial stages of developing our business, there is no assurance that there will be sufficient demand for our services to allow us to operate profitably. Our auditors have determined that we do not have sufficient working capital necessary to be successful and to service our debt. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern. If we are not successful at creating demand for our services, then it is not likely that we will generate sufficient revenues from services to operate profitably. We expect to address the concerns raised by our auditor by: generating revenue through the provision of consulting services, specifically related to branding matters, provided to clientele; and, assuming we are able to generate sufficient traffic to our website, we may generate revenue through sales of advertising on our website. However, we do not anticipate advertising sales to generate significant revenue and it is possible that no advertising revenue will be generated. The primary economic driver of our business model will be brand consulting services provided to clientele. If we are not successful in creating demand for our services or selling advertising on our website, then it is not likely that we may operate at a profit.

	The period of time during which we may be able to satisfy our cash requirements depends on the net proceeds raised in our offering. Assuming that the maximum of 2,000,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 10 to 12 months. Assuming that 1,500,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 8 to 10 months. Assuming that 1,000,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 6 to 8 months. Assuming that 500,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 4 to 6 months. These are our best estimates. We cannot guarantee that our cash requirements will be satisfied during the stated time periods. Rather, these approximations are based on our intended use of the net proceeds as set forth on page 11 under the heading 'Use of Proceeds'. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

                     DESCRIPTION OF PROPERTY

     Our principal office is located at 2200 - 1420 Fifth Avenue, Seattle, WA, 98101. We have entered a three month lease agreement that expires on August 31, 2002. Immediately upon expiration, we will continue to lease our current office space pursuant to a month to month lease. Our monthly rental payment is $125 and will remain at this cost upon assumption of the month to month lease. We anticipate that, within the next twelve months, we will need to lease approximately 1,000 square feet of additional office space which will be used as our operational headquarters.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have issued shares to the following officers, directors, promoters, and beneficial owners of more than 5% of our outstanding securities.

               		Number    Consideration  Relationship to     Date of
Name           		of Shares Given          Sonic Media         Issuance

Kenneth H. Finkelstein  2,000,000 $250      President/Treasurer/     05/01/02
                                            Director

Robert Jarva		2,000,000 $250	  Secretary/Director	   05/01/02

    MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of shares may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resales. Furthermore, the shares are not marginable and it is not likely that a lending institution would accept our common stock as collateral for a loan.

     Pursuant to this registration statement, we propose to publicly offer up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum, basis. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase, or securities convertible into common stock.
We have not agreed to register shares of common stock held by existing security holders for resale. We currently have 2 shareholders.

                     EXECUTIVE COMPENSATION

     To date we have no employees other than our officers. Neither our officers nor directors have been paid any compensation. We currently have no formal employment agreements or other contractual arrangements with our officers, directors, nor anyone else regarding the commitment of time or the payment of salaries or other compensation. None of the proceeds raised from this offering will be used to pay a salary to our officers or directors.


                      FINANCIAL STATEMENTS

             {THIS SPACE INTENTIONALLY LEFT BLANK}


ANDERSEN ANDERSEN & STRONG. L.C.
941 East 3300 South, Suite 202
Salt Lake City, Utah 84106
Certified Public Accountants and
Business Consultants
Member SEC Practice Section			Telephone 801 486-0096
of the AICPA					 Fax 801 486-0098




Board of Directors
Sonic Media Corp.
Seattle, Washington

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

	We have audited the accompanying balance sheet of Sonic Media Corp.(development stage company) at June
30, 2002, and the statements of operations, stockholders' equity, and cash flows for the period May 1, 2002
(date of inception) to June 30, 2002. These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

	We conducted our audits in accordance with auditing standards generally accepted in the United
States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the over all financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

	In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sonic Media Corp.
at June 30, 2002 and the statements of operations, and cash flows for the period May 1, 2002 to June 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

	The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working for its planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah
July 5, 2002
s\Andersen Andersen and Strong

SONIC MEDIA CORP.
(Development Stage Company)
BALANCE SHEETS
June 30, 2002



ASSETS
CURRENT ASSETS

     Cash                                           $490

          Total Current Assets                      $490


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

     Accounts payable-related party                 $1,428

          Total Current Liabilities                  1,428

STOCKHOLDERS' DEFICIENCY

     Common stock
          100,000,000 shares authorized at
		$0.0001 par value;
          4,000,000 shares issued and outstanding    400

     Capital in excess of par value                  100

     Deficit accumulated during development stage (1,438)
          Total Stockholders' Deficiency            (938)

                                                  $  490






The accompanying notes are an integral part of these financial statements.




                       SONIC MEDIA CORP.
                  ( Development Stage Company)
                    STATEMENTS OF OPERATIONS
 For Period May 1, 2002,  (date of inception)  to June 30, 2002




REVENUES                                    $     -

EXPENSES                                       1,438

NET LOSS                                     $(1,438)





NET LOSS PER COMMON SHARE

     Basic                                   $    -



WEIGHTED AVERAGE
    OUTSTANDING SHARES

    Basic                                   4,000,000






The accompanying notes are an integral part of these financial statements.




                       SONIC MEDIA CORP.
                  ( Development Stage Company)
          STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Period May 1, 2002 (date of inception) to June 30, 2002

                                             Capital in
                                  Common Stock         Excess of		Accumulated
                         	Shares     Amount    	Par Value           Deficit

Balance May 1, 2002             -           -       		-                 -

Issuance of common stock
for cash at $0.000125  		4,000,000     400             100               -
 - May 1, 2002
Net operating loss for
 the two months ended 			-        -               -         		(1,438)
June 30, 2002

Balance June 30, 2002		4,000,000	$ 400			$ 100			$(1,438)





The accompanying notes are an integral part of these financial statements.




				 SONIC MEDIA CORP.
                  ( Development Stage Company)
                    STATEMENT OF CASH FLOWS
          For the Period May 1, 2002 to June 30, 2002


CASH FLOWS FROM
 OPERATING ACTIVITIES

Net Loss                                     $(1,438)


Adjustments to reconcile net loss to
net cash provided by operating activities:


     Change in accounts payable                1,428

      Net Change in Cash from Operations         (10)

CASH FLOWS FROM INVESTING
    ACTIVITIES                                    -

CASH FLOWS FROM  FINANCING
    ACTIVITIES

Proceeds from issuance of common capital stock   500

Net Increase (Decrease) in Cash                  490

Cash at Beginning of Period                        -

Cash at End of Period                          $ 490



 The accompanying notes are an integral part of these financial statements.

                       SONIC MEDIA CORP.
                 NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on May 1, 2002,with authorized common stock of 100,000,000 shares at a par value of $0.0001. The Company has elected April 30 as its fiscal year.

The Company was organized for the purpose of establishing a strategic brand development and consultancy business.

The Company is in the development stage.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

On June 30, 2002, the Company had a net operating loss available for carry forward of $1,438. The tax benefit of approximately $431 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is undeterminable since the Company has no operations. The loss carryover will expire in 2023.

Basic Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.


                       SONIC MEDIA CORP.
                 NOTES TO FINANCIAL STATEMENTS

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial Instruments

The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values.

Amortization of Web Site

Costs of the preliminary development of the web site are expensed as incurred and costs of the application and post-implementation are capitalized and amortized over the useful life of the fully developed web site.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

The Company completed a private placement of 4,000,000 common shares for $500 to officers-directors representing 100% of the outstanding stock.

An officer-director has made demand non interest bearing loans to the Company of $1,428.

4.  ACQUISITION OF WEB SITE

The Company acquired a web site and domain name, "sonicmedia.biz" which is in the preliminary development stage.
The cost of the website has been expensed and the future costs of application and post-implementation will be capitalized and amortized over their useful lives.

5. LEASE AGREEMENT

The Company's current lease agreement expires on August 31, 2002. Immediately upon expiration, the Company will assume a month to month lease obligation. Our monthly rental payment is $125.00 and will remain at this cost upon assumption of the month to month lease.

6. GOING CONCERN

The Company intends to further develop its interest in the web site outlined in Note 4, however, the Company does not have the working capital necessary to be successful in this effort and to service its debt.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing which will enable the Company to operate for the coming year.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.


PART II:	INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

	The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

	(a)	Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

		1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

		2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

		 3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

		4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

			(a)  By the stockholders;

			(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

			(c)  If a majority vote of a quorum consisting of directors
who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

			(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

		5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

		6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

			(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

 			(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

		7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:
                                                       Amount

SEC Registration fee (1)                          $    20.00
Blue Sky fees and expenses                        $  2,500.00
Printing and shipping expenses                    $  2,000.00
Accounting fees and expenses                      $  3,000.00
Legal Fees (1) (2)                                $      0.00
Transfer and Miscellaneous expenses               $  2,480.00

     Total:                                       $ 10,000.00

(1) All expenses, except SEC registration fee and legal fees, are estimated.
(2) Kenneth H. Finkelstein, President, Treasurer, and Director of the company, in his capacity as legal counsel for the company, has agreed to waive all fees for legal work undertaken on behalf of the company with regard to the period of time commencing from the date that he first started working on behalf of the company until the date that a listing is obtained on the Over-the-Counter Bulletin Board.

            RECENT SALES OF UNREGISTERED SECURITIES

     On May 1, 2002, 2,000,000 restricted common shares were issued to our President, Treasurer, and Director, Kenneth H. Finkelstein, in exchange for consideration of $250. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by
Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

     On May 1, 2002, 2,000,000 restricted common shares were issued to our Secretary and Director,Robert Jarva in exchange for consideration of $250. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

                         EXHIBIT INDEX

SEC
Reference Exhibit no.         Document                 Location


3         3.01           Articles of Incorporation    Filed

3         3.02           By-Laws                      Filed

5         5.01           Opinion on Legality          Filed

23        23.01          Consent of Auditor           Attached

23        23.02          Consent of Counsel           Filed with
                                                  	Exhibit 5.01

99        99.01         Specimen Subscription
					Agreement    		Filed

   UNDERTAKINGS

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registration hereby undertakes to file with the Securities and Exchange
Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We hereby undertake to:

(1)	File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

	(a) Include any prospectus required by section 10(a)(3) of the Securities Act;

	(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

	(c) Include any additional or changed material information on the plan of distribution.

(2)	For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Registration Statement to be signed on its behalf by the undersigned on August 22, 2002.


                                             SONIC MEDIA CORP.



							By:
							      Kenneth H. Finkelstein,
								President, Treasurer, Chief Financial Officer
								and a member of the Board of Directors




							By:
							      	Robert Jarva
							      	Secretary and a member of the Board of Directors